As filed with the Securities and Exchange Commission on _________, 2002
                                                       Registration No._________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           CARPET CLEANING DEPOT CORP.
                 (Name of small business issuer in its charter)


                                    DELAWARE
            (State or jurisdiction of incorporation or organization)


                                      7217
            (Primary Standard Industrial Classification Code Number)


                                   81-0556328
                     (I.R.S. Employer Identification Number)


        1516 EAST SWAN CIRCLE, ST. LOUIS, MISSOURI 63144, (314) 968-5518
          (Address and telephone number of principal executive offices)


                1516 EAST SWAN CIRCLE, ST. LOUIS, MISSOURI 63144
(Address of principal place of business or intended principal place of business)


                                  ALAN L. FRANK
          2 READ'S WAY, SUITE 220, NEW CASTLE, DE 19720, (215) 864-2900
           (Name, address and telephone number of agent for service)

                  Please send a copy of all communications to:
                             Michael D. Harris, Esq.
                              Harris & Gilbert, LLP
                     1555 Palm Beach Lakes Blvd., Suite 310
                         West Palm Beach, Florida 33401
               Telephone: (561) 478-7077 Facsimile: (561) 478-1817

                Approximate date of proposed sale to the public:
     From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
         Tile of each class of                                                    Proposed
           common stock to be               Amount to be   Dollar amount to    maximum offering       Amount of
              registered                     registered      be registered    price per unit (1)   registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, Par value $.001 per share       3,113,000         $155,650            $.05                $31.13

TOTAL                                                                                                   $31.13
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee using the price per share at which common stock was recently sold.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET

FORM SB-2 ITEM NUMBERS AND CAPTION                     HEADING IN PROSPECTUS
----------------------------------                     ---------------------
1.  Front of the Registration Statement and
    Outside Front Cover of Prospectus                  Cover Page of Form SB-2 and of Prospectus

2.  Inside Front and Outside Back Cover                Inside Front and Outside Back Cover
    Pages of Prospectus                                Pages of Prospectus

3.  Summary Information and Risk Factors               Prospectus Summary and Risk Factors

4.  Use of Proceeds                                    Not Applicable

5.  Determination of Offering Price                    Not Applicable

6.  Dilution                                           Not Applicable

7.  Selling Security Holders                           Selling Stockholders

8.  Plan of Distribution                               Plan of Distribution

9.  Legal Proceedings                                  Not Applicable

10. Directors, Promoters, Executive Officers,
    Promoters and Control Persons                      Management

11. Security Ownership of Certain
    Beneficial Owners and Management                   Principal Stockholders

12. Description of Securities                          Description of Securities

13. Interest of Named Experts and Counsel              Experts

14. Disclosure of Commission Position
    on Indemnification for Securities Act Liabilities  Part II

15. Organization Within Last Five Years                Related Party Transactions

16. Description of Business                            Proposed Business

17. Plan of Operation                                  Plan of Operation

18. Description of Property                            Proposed Business

19. Certain Relationships and Related Transactions     Related Party Transactions

20. Market for Common Equity and Related
    Stockholder Matters                                Not Applicable

21. Executive Compensation                             Management

22. Financial Statements                               Financial Statements

23. Changes In and Disagreements With Accountants
    on Accounting and Financial Disclosure             Not Applicable

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED ___________, 2002

                                   PROSPECTUS

                        3,113,000 SHARES OF COMMON STOCK

                           CARPET CLEANING DEPOT CORP.


     INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE RISKS, WHICH ARE DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.

     This prospectus relates to 3,113,000 shares of our common stock, par value $.001 per share. There is no public market for our common stock. We are not selling any of these shares and will not receive any of the proceeds from the sale of the shares. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OR DETERMINED IF PASSED UPON THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is ______, 2002.

                           Carpet Cleaning Depot Corp.

                              1516 East Swan Circle

                            St. Louis, Missouri 63144

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.....................................................

Risk Factors...........................................................

       Risks Related to Carpet Cleaning Depot..........................

       Risks Relating to Our Common Stock..............................

Market for our Common Stock............................................

Forward Looking Statements.............................................

Capitalization.........................................................

Plan of Operation......................................................

Proposed Business......................................................

Management ............................................................

Related Party Transactions.............................................

Principal Stockholders ................................................

Description of Securities .............................................

Selling Stockholders...................................................

Plan of Distribution...................................................

Legal Matters..........................................................

Experts................................................................

Financial Statements...................................................      F-1

                               PROSPECTUS SUMMARY

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "Carpet Cleaning Depot," "we," "our," and "us," we mean Carpet Cleaning Depot Corp., a Delaware corporation. This prospectus contains forward-looking statements and information relating to Carpet Cleaning Depot.

                           CARPET CLEANING DEPOT CORP.

     We were incorporated in the State of Delaware on May 23, 2002. Our principal executive offices are located at 1516 East Swan Circle, St. Louis, Missouri 63144. Our telephone number is (314) 968-5518 and our facsimile number is (314) 991-1226.

OUR BUSINESS

     We have never conducted any business and have minimal assets. We intend to implement our business plan to sell carpet cleaning dealerships and carpet cleaning equipment and chemical agents. Those products will be sold to service dealers who purchase a service dealership from us. Our core business strategy is to sell dealerships and then maintain a continuing relationship with our dealers by providing them with carpet cleaning equipment, chemical cleaning products and carpet cleaning business training in order to produce on-going income. Those dealers will provide carpet cleaning services and products to consumer and commercial end-users.

                                  THE OFFERING

Common stock offered by the
selling stockholders                          3,113,000 shares

Common stock outstanding immediately
prior to this offering                       11,780,000 shares

Common stock outstanding immediately
following this offering                      11,780,000 shares

Risk factors                                 An investment in our common stock
                                             is highly speculative and involves
                                             a high degree of risk.

                                  RISK FACTORS

THE COMMON STOCK OFFERED IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN AFFORD TO LOST THEIR ENTIRE INVESTMENT SHOULD PURCHASE THE COMMON STOCK. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD VERY CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS, ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO PURCHASE OUR COMMON STOCK.

RISKS RELATING TO CARPET CLEANING DEPOT

BECAUSE WE DO NOT HAVE AN OPERATING HISTORY, WE MAY REPORT SIGNIFICANT LOSSES AS WE TRY TO ESTABLISH OUR BUSINESS.

     We are a start-up company. We have no significant assets or financial resources and have had no operating revenues or earnings from operations to date. As a result we are likely to have expenses without any corresponding revenues, at least until we implement our business strategy and even then we may not be able to sell dealerships or products to generate revenue. Consequently, we expect to incur losses until we commence operations and maintain those operations at a profitable level. We may sustain significant losses during our early years of operations. If we are unable to effectively market our business and become fully operational, we will incur losses and you may lose your investment.

WE HAVE NO EXPERIENCE IN OR HISTORY OF SELLING DEALERSHIPS AND TRAINING DEALERS TO SELL AND USE CARPET CLEANING SERVICES AND PRODUCTS. IF WE CANNOT DO THIS SUCCESSFULLY YOU MAY LOSE YOUR INVESTMENT.

     We have no experience in selling dealerships and training dealers. Our growth and future operating results depend principally on our ability to initially sell dealerships and then train those dealers to operate profitably using our products and services, and then continue to sell dealerships. If we underestimate the cost to market and sell dealerships or are unable to meet our contemplated schedule or are unable to successfully train new dealers to use our products and services, our proposed operations will be materially and adversely affected and you may lose your investment.

IF WE DO NOT OBTAIN ADDITIONAL CAPITAL, WE WILL BE UNABLE TO EXECUTE OUR PLAN OF BUSINESS AND YOUR INVESTMENT MAY BE LOST.

     We will need substantial financing to market our carpet cleaning dealerships and purchase our related products. If our available cash resources are depleted before we establish operations and generate revenues, we may have to borrow funds from our president. He may be unwilling or unable to do this. Loans from other private individuals or traditional sources such as banks may not be available to us. Once our common stock begins trading, we intend to seek to raise capital in a private placement. We may be unable to raise the necessary capital. If we cannot obtain additional financing to pursue our business plans, you may lose your investment.

SINCE THE CURRENT ECONOMY IS UNCERTAIN, WE MAY BE UNABLE TO ESTABLISH A MARKET FOR OUR CARPET CLEANING DEALERSHIPS, PRODUCTS AND SERVICES, WHICH COULD CAUSE YOU TO LOSE YOUR INVESTMENT.

     In light of the recent economic downturn and the impact of world events, the economy is very uncertain at this time. During times of economic uncertainty, consumers are generally less likely to spend on luxury or non-necessity items. Our business will likely be subject to these same consumer trends, which may mean that fewer people might purchase dealerships and fewer persons may use the dealer's services and products. All of these economic factors may significantly hinder our ability to effectively launch our business plan. Since we have no other potential source of revenues, this could cause you to lose your investment.

IF WE ARE NOT ABLE TO COMPETE WITH LONG ESTABLISHED BUSINESSES WHICH ARE NATIONALLY RECOGNIZED BY CONSUMERS, WE MAY NOT GENERATE SUFFICIENT REVENUES, AND YOU WILL LOSE YOUR INVESTMENT.

     We will be competing with large, well known and established companies and smaller locally established companies. Because we have no identity in the marketplace and no customer base, our dealers will be competing against the brand name recognition and customer loyalty of established national, regional and local carpet cleaning companies. Due to our limited capital and lack of reputation, we may not generate sufficient revenues and your investment will be lost.

BECAUSE OUR PRESIDENT HAS NO EXPERIENCE IN THE CARPET CLEANING BUSINESS OR THE SALE OF DEALERSHIPS, WE MAY BE UNABLE TO COMPETE EFFECTIVELY OR MANAGE OUR BUSINESS.

     We are relying upon our president to sell dealerships and train dealers. Because he has no experience in the carpet cleaning business or the sale of dealerships, we may be unable to compete effectively or manage our business which could result in our going out of business.

IF WE ARE UNABLE TO OBTAIN CARPET CLEANING PRODUCTS OR IF PRICE INCREASES OCCUR, WE MAY BE ADVERSELY AFFECTED.

     We are relying upon the availability of low cost equipment and carpet cleaning solvents and chemicals to provide and sell to our dealers. If we are unable to establish relationships with suppliers of carpet cleaning products or if prices increase substantially, we will be hampered in our ability to sell dealerships and sell products to our dealers. These factors could severely reduce our future revenues and increase our costs, which will adversely affect your investment..

ALTHOUGH WE HAVE STRUCTURED OUR BUSINESS TO AVOID UNITED STATES AND STATE FRANCHISING LAWS AND REGULATIONS, IF REGULATORS OR DEALERS CHALLENGE US IN COURT, IT MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

     We have structured our business model in a manner which we believe results in us not having to comply with United States and state franchising or similar laws and regulations. However, it is possible that regulators including the Federal Trade Commission and state attorneys general may conclude that we are violating these laws and regulations. Any investigation and litigation may be expensive and result in a finding that we are subject to these laws and regulations which may have a material adverse effect on our business.

BECAUSE THE CARPET CLEANING PRODUCTS OUR DEALERS WILL USE MAY BE SUBJECT TO VARIOUS ENVIRONMENTAL REGULATIONS, THEIR FAILURE TO COMPLY WITH THESE REGULATIONS MAY RESULT IN SUBSTANTIAL FINES TO THEM AND ADVERSELY AFFECT OUR FUTURE BUSINESS.

     Disposal of carpet cleaning chemicals by our dealers may be subject to numerous federal, state and local laws and regulations designed to protect the environment from wastes and emissions of hazardous substances. If our dealers encounter significant costs in complying with current environmental laws and regulations, we may be hampered in selling dealerships and generating revenues from the sale of products. This could have a material adverse effect on our business and your investment.

WE DEPEND ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE LOSS OF HIS SERVICES COULD RESULT IN THE LOSS OF YOUR INVESTMENT UNLESS WE WOULD BE ABLE TO REPLACE HIM WITH AN EQUALLY QUALIFIED EXECUTIVE.

     Our potential success is largely dependent on the skills, experience and efforts of our president and chief executive officer, Mr. Mark Ladd. The loss of Mr. Ladd's services could have a material adverse effect on our business and prospects.

IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY ACQUIRE OR MERGE WITH ANOTHER ENTITY WHICH COULD CAUSE OUR MANAGEMENT AND STOCKHOLDERS TO LOSE CONTROL AND COULD REDUCE THE VALUE OF YOUR INVESTMENT.

     If we are not successful in raising additional capital and marketing and selling our carpet cleaning dealerships services and products, we may have to seek an alternate plan of business. Our plans may include an acquisition or merger with an operating entity involving the issuance of our common stock. This could result in the stockholders of the other entity obtaining control of Carpet Cleaning Depot. An acquisition may require our president to sell or transfer all or a portion of his common stock and resign as our officer and director. This will result in a change in control of Carpet Cleaning Depot.

OUR PRESIDENT CONTROLS A MAJORITY OF OUR COMMON STOCK, WHICH MEANS HE CONTROLS CARPET CLEANING DEPOT AND HAS THE ABILITY TO TAKE ACTION WHICH IS IN HIS BEST INTERESTS BUT MAY NOT NECESSARILY BE IN THE BEST INTERESTS OF THE INVESTORS OR OUR STOCKHOLDERS.

     Mr. Mark Ladd, our president owns 75.6% of all of our outstanding common stock. As a result, he will have sufficient voting power to approve matters requiring stockholder approval, including the election of directors. Mr. Ladd's interests as our majority stockholder may not be always in your best interests.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR COMMON STOCK WILL NOT BE LISTED ON A STOCK EXCHANGE OR NASDAQ THERE IS NO PUBLIC MARKET FOR IT AND YOU MAY BE UNABLE TO RESELL YOUR COMMON STOCK.

     Although some of our common stock may be publicly sold following the date of this prospectus, there is no established market for our common stock. We do not know if a market for our common stock will be established or whether, if established, a market will be sustained. You should realize that you may be unable to sell our common stock if you purchase it. Accordingly, you must be able to bear the financial risk of losing your entire investment in our common stock.

BECAUSE OF STATE SECURITIES LAWS, PURCHASE OF OUR COMMON STOCK MAY BE LIMITED TO INVESTORS IN A LIMITED NUMBER OF STATES.

     Our common stock will only be available for sale in a limited number of states. Because states may place restrictions on the purchase by their residents, the market for our common stock may be limited. As a result, you may be unable to sell your shares to residents in other states.

OUR COMMON STOCK PRICE MAY BE HIGHLY VOLATILE, AND INVESTORS MAY NOT BE ABLE TO SELL THEIR STOCK AT OR ABOVE MARKET PRICES IN WHICH CASE YOUR INVESTMENT MAY BE LOST.

     If a market for our common stock develops, the market price may be highly volatile. As long as the future market for our common stock is limited, investors who purchase our common stock may only be able to sell their shares at a loss. Factors that could cause our common stock price to be volatile may include:

     *    Limited liquidity of the market for our common stock;
     *    Limited demand for our product;
     *    The start-up nature of our business;
     * Changes in how the market perceives us and how it perceives the nature of our business;
     *    Strategic partnerships or joint ventures;
     *    Additions or departures of key personnel; and
     *    Sales of common stock.

SINCE A SIGNIFICANT PORTION OF OUR COMMON STOCK IS BEING REGISTERED AND MAY BE AVAILABLE FOR RESALE, A SIGNIFICANT OVERHANG ON THE MARKET COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     Following the date of this prospectus, 3,113,000 shares, or 26.4% of our 11,780,000 shares of common stock outstanding, will be eligible for resale to the public. This amount of common stock represents a significant overhang on any market that may develop for our common stock. If a substantial number of shares in this overhang were sold in a short period of time, any market for our common stock could be dramatically depressed.

SINCE OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES, YOU MAY EXPERIENCE SUBSTANTIAL DIFFICULTY IN SELLING SHARES OF OUR COMMON STOCK

     The Securities and Exchange Commission has established the penny stock rules, which restrict the ability of brokers to sell certain securities of companies whose assets, revenues, and/or stock price fall below minimal thresholds. We are subject to these rules and our common stock is deemed a "penny stock." The penny stock rules generally require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC prior to a transaction in a penny stock. The broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. These additional requirements may hinder your ability to sell our common stock.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements that address, among other things, our expectations with regard to the carpet cleaning market and our ability to operate profitability within the carpet cleaning industry. In addition to these statements, trend analyses and other information including words such as "seek," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are forward looking statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. We anticipate that some or all of the results may not occur because of factors which we discuss in the "Risk Factors" section of this prospectus.

                                 CAPITALIZATION
                                                                       AS OF
                                                                   JUNE 30, 2002
                                                                   -------------
Stockholders' Equity
  Preferred stock,
  5,000,000 shares authorized, no shares issued or outstanding       $       0

  Common stock, par value $.001 per share, 45,000,000                   11,780
  shares authorized, 11,780,000 shares issued and outstanding
  As of June 30, 2002

  Additional paid-in capital                                           134,693
  Deficit                                                                 (251)
  Stockholders' equity                                                 146,222
  Total capitalization                                               $ 146,222

                                PLAN OF OPERATION

     We are a start-up company without operations or revenues. Our only expenses at this time are auditing fees, legal fees and costs of filing reports with the Securities and Exchange Commission. We are planning to raise additional funds from the sale of our common stock once a trading market develops which will assist us in buying carpet cleaning products and supplies and paying for employees we hire. We plan to begin marketing efforts in the greater St. Louis, Missouri area seeking to sell dealerships. The key to our business strategy is our ability to sell dealerships. If we fail to do so our business will fail. In marketing dealerships and purchasing equipment and supplies, we will have limited cash available and will be unable to satisfy our working capital needs through the next 12 months. If we are able to raise additional funds, we plan to expand our marketing efforts to other locations through the United States. Our principal marketing tool will be attendance at small business trade shows.

     We cannot assure you that our stock will trade, or if it does, that it will trade at prices at which we can raise the necessary capital. If we fail to obtain funds for these business expenses, we may cease operations.

                                PROPOSED BUSINESS

     We have had no operations to date. We offer no products or services at this time. We intend to continue to develop and implement our business plan to sell carpet cleaning dealerships and provide carpet cleaning support services, supplies and equipment. We believe that if a market for our common stock develops it will assist us in implementing our business plan. Carpet Cleaning Depot has been organized to sell dealerships to persons looking to start his or her own business. With the increasing number of layoffs of employees by major corporations, our president and founder believes that there is a growing market of potential dealers. In exchange for a fee, we will provide each dealer with necessary equipment and cleaning products as well as training and marketing support. In addition to the initial fee, we hope to be able to continue to sell supplies to our dealers as they develop their own businesses.

     Because of limited capital, Carpet Cleaning Depot does not expect to implement its business until it has raised additional funds which it intends to do following this offering. Our president believes that with a trading market, it will be easier to sell securities to investors in a private placement which will permit the Company to raise additional capital as necessary to implement its business plan. We believe that in order to sell dealerships, we need to purchase sufficient equipment which will have available in inventory. This equipment for each dealership is estimated to cost $38,000 without training. The equipment includes a van, commercial carpet cleaning equipment, bulk chemicals, and advertising materials. At such time as we begin to implement our business plan, our president may actually begin providing carpet cleaning services on a test basis. However, it will not be our primary emphasis, and if we engage in this line of business in the future, it will only be to assist us in selling initial dealerships.

THE MARKET

     There are two distinct aspects to the market for our proposed business. First there are the persons to whom we intend to sell dealerships. The other aspect consists of consumers and small businesses who will use the services of our dealers. We believe that as a result of the large number of layoffs by major corporations throughout the United States, there is an ample supply of educated persons who have savings that would permit them to purchase dealerships. Throughout the year, small business trade shows are held in major cities in the United States which attract numerous looking to purchase a business or supplement their income in order to maintain or improve their standard of living. We intend to price our dealerships at $60,000 which is substantially less than prices charged by our competitors. For example, one competitor is Steam Master which charges $199,000.

     Although we will endeavor to continually supply our dealers with cleaning chemicals and with home cleaning supplies which they can sell to consumers, they will not be obligated to purchase these supplies from us.

MARKETING

     Our business strategy is to sell carpet cleaning dealerships to individuals seeking to own and operate their own business who do not have the funds to purchase more expensive dealerships from long-established "name" companies and to sell carpet cleaning equipment, chemical cleaning products and carpet cleaning business training to our dealers. We intend to supply our dealers with bulk chemical cleaning products and upgraded equipment components on an ongoing basis. We will market its business strategy through participation in industry trade shows and by placing advertisements in local newspapers located in various national regions. We will also market our products and services through a professional sales team trained to assist our dealers in all phases of carpet cleaning business operations, including business development, equipment upgrades, retail product sales and inventory purchasing.

     We expect that we will reach our target clients by participating in trade shows and by placing advertisements in local newspapers. As we become operational and funded, we intend to hire a sales and marketing staff consisting of one full-time marketing manager and three full-time sales persons. As of now we have no employees. Our founder, Mr. Mark Ladd, has agreed to devote a portion of his time without compensation to our business until such time as we have sold enough dealerships to establish that our business plan is viable. Other than Mr. Ladd, we have no employees.

TRAINING AND DISTRIBUTION

     Once we become operational, we intend to lease a small facility in an industrial complex which will provide us with offices and one bay which will contain one van and which we will also use to store chemicals and marketing material. We also intend to use a portion of the bay as a training area. Training will initially be done by our president, Mr. Mark Ladd who has no direct experience in our business; however, Mr. Ladd has 5-years combined experience as a commercial real estate broker and facilities manager of commercial buildings. If we grow, Mr. Ladd will recruit a person to assist in this aspect of our business.

     Based upon our preliminary research, we believe that there are ample sources of supplies for our proposed business. Vans can be purchased from the wide variety of automobile dealers. We do not intend to require our dealers to provide any form of advertising or otherwise identify their vans as being associated with Carpet Cleaning Depot. There are a number of available places that distribute commercial carpet cleaning equipment and the bulk chemicals that we will be recommending that our dealers use. This aspect of our business will become increasingly important to us if we are successful in selling dealerships and in assisting our dealers in growing their own businesses since we hope that our dealers will purchase supplies directly from us. Additionally, we plan to supply our dealers with aerosol cleaning products which they can resell to their customers. A number of available sources are available for these products as well.

REGULATORY MATTERS

     We intend to structure our sale of dealerships in order that we will not have to comply with franchising laws and regulations established by the Federal Trade Commission and various state attorney generals. We also will attempt to avoid having to comply with various state business opportunity laws whenever possible. Once we become operational, we plan to initially launch our sale of dealerships in the greater St. Louis, Missouri area.

     In spite of our attempts to avoid to having to comply with these laws and regulations, it is possible that regulators may disagree with us. We will make every effort to comply with law and if advised by our counsel or if a court concludes that we are violating a law, we will change our methods of doing business in order to comply with all legal requirements. Any regulatory investigations or litigation brought by dealers can be time consuming and expensive and if we are unsuccessful, we might be forced to cease operations.

     Disposal of carpet cleaning chemicals by our dealers may be subject to numerous federal, state and local laws and regulations designed to protect the environment from wastes and emissions of hazardous substances. If our dealers encounter significant costs in complying with current environmental laws and regulations, we may be hampered in selling dealerships and generating revenues from the sale of products. This could have a material adverse effect on our business and your investment.

     Although we will not be directly disposing of any chemicals, it is possible that environmental regulators or private parties may take the position that we are responsible for the disposal of chemicals by our dealers. We will advise our independent dealers that they are responsible for complying with applicable laws including those in the of local environmental authorities but, as a practical matter, we will not be able to control their actions. If we are the subject of the environmental investigations of litigation, we may not be able to afford legal fees in connection with such defense and if we are unsuccessful, we may not be able to remain in business. See Risk Factors.

COMPETITION

     We will be an insignificant participant among the already established entities which engage in local and national carpet cleaning industries. There are many carpet cleaning companies with brand name recognition and established customer bases. These companies include Stanley Steamer, Steam Master, Sears Home Central and Coast to Coast Restoration. These companies dominate the highly competitive carpet cleaning industry and have significantly greater financial and personnel resources and technical expertise than we do. In light of our limited financial resources and limited management availability, we will be at a significant competitive disadvantage in local and national carpet cleaning industries.

FACILITIES AND EMPLOYEES

     Initially we will implement our business using the home of our president, Mr. Mark Ladd at no charge. As discussed above, once we become operational, we intend to lease a small facility containing an office and a bay which will permit us to store a van, and chemicals and provide training to dealers. We believe that there is a substantial amount of available industrial space in the greater St. Louis, Missouri area at competitive prices.

     Initially, our president, Mr. Mark Ladd, is our only employee. He is working on a part time basis and is not charging any salary. At such time we become operational and our business plan proves to be viable, Mr. Ladd intends to devote his full time to our business. We will hire additional persons as may be required including a secretary/bookkeeper, administrative assistant and a chief financial officer. We plan to initially concentrate on hiring a marketing manager and salesman who will concentrate on selling dealerships. Initially Mr. Ladd and later our marketing staff will attend five trade shows per year.

     Our executive offices are located at 1516 East Swan Circle, St. Louis, Missouri 63144, where our president resides. We do not pay rent to our president for this space. We have not been involved in any material legal or governmental proceedings.

                                   MANAGEMENT

DIRECTOR AND EXECUTIVE OFFICER

     The following table summarizes general information about our sole officer and director. Our bylaws provide that we shall have a minimum of one director and a maximum of nine directors. The directors are elected at the annual meeting of our stockholders. Each director serves a term of one year or until his successor is duly elected and qualified. There is no limitation on the number of terms for which a person can serve as a director. Vacancies are filled by a majority vote of the remaining directors then in office.

     In the future, our officers will be elected at the first meeting of our board of directors following the annual stockholders meeting. At a minimum, we are required to have a president, a secretary, and a treasurer. Additional officers may be added at the discretion of the board of directors. There is no limitation on the number of terms for which a person can serve as an officer. Vacancies are filled by a majority vote of the directors.

     MARK LADD. Mr. Ladd, age 26, has been our president, secretary and treasurer and our sole director since our inception. Mr. Ladd has worked in the commercial real estate industry for five years. He is the former managing partner of the Tenant Advisory Group within the St. Louis Division of CB Richard Ellis. Mr. Ladd has worked as an associate at Maly Commercial Realty from May 1997 to May 1998, as a Property Manager for Colliers-Turley-Martin-Tucker from May 1998 to December 1999, as an Associate for Equis Corporation from December 1999 to December 2000 and an Associate for CB Richard Ellis from December 2000 to present.

                           RELATED PARTY TRANSACTIONS

         On May 30, 2002, Mr. Mark Ladd purchased 9,000,000 shares of our common stock for a total of $9,000.

                             PRINCIPAL STOCKHOLDERS

     The following table provides ownership information for our sole officer and director who is the only beneficial owner of more than five percent of our common stock as of June 30, 2002. He has sole voting and investment power.

                  NAME AND ADDRESS OF     AMOUNT AND NATURE OF
TITLE OF CLASS    BENEFICIAL OWNER (1)    BENEFICIAL OWNERSHIP  PERCENT OF CLASS
--------------    --------------------    --------------------  ----------------

Common Stock      Mark Ladd                 8,900,000 shares         75.6%
                  1516 East Swan Circle
                  St. Louis, MO  63144

----------
(1) Beneficial ownership exists when a person has either the power to vote or sell our common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise.

                            DESCRIPTION OF SECURITIES

     The following is a summary of the material terms of our capital stock. It is subject to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock. We have 11,780,000 shares of common stock outstanding.

     All common stock sold in this offering will be freely tradable without any restrictions. Sales of substantial amounts of common stock in the public market could adversely affect our ability to raise capital at a time when we need it or on terms favorable to us.

COMMON STOCK

     We have 33 common stockholders. Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

     In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

     Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We have not paid any dividends. We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

PREFERRED STOCK

     We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock. The board of directors, which consists solely of Mr. Mark Ladd, is authorized to fix the following rights and preferences of the preferred stock:

     *    The rate of dividends and whether such dividends shall be cumulative.
     *    The price at and the  terms  and  conditions  on which  shares  may be redeemed.
     *    The  amount   payable  in  the  event  of  voluntary  or   involuntary
          liquidation.
     * Whether or not a sinking fund shall be provided for the redemption or purchase of shares.
     *    The terms and conditions on which shares may be converted.
     * Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

     Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Carpet Cleaning Depot without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

     Following this offering, we will be subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes a stockholder owning 15% of a corporation's outstanding voting common stock, for a period of three years after the date in which the person became an interested stockholder, unless:

     * the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

     * upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

     * on or after such date, an acquisition is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

INDEMNIFICATION AND LIABILITY OF OUR DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. However, our certificate of incorporation provides that our indemnification obligations shall not cover matters including expenses arising from any proceeding in which we assert a claim against the officer or director. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

DIVIDEND POLICY

     Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                              SELLING STOCKHOLDERS

     The selling stockholders named below are selling our common stock pursuant to this prospectus. The table assumes that all of the common stock registered in this registration statement will be sold in this offering. We believe that the selling stockholders listed in the table have sole voting and investment powers with respect to the common stock offered. We will not receive any proceeds from the sale of the common stock offered in this prospectus.

    STOCKHOLDER                               AMOUNT HELD        AMOUNT OFFERED       AMOUNT HELD       PERCENTAGE AFTER
       NAME                                 BEFORE OFFERING      IN PROSPECTUS       AFTER OFFERING         OFFERING
       ----                                 ---------------      -------------       --------------         --------
Alex R. Aal                                      100,000            100,000                   0                  *
  6038 Shelter Bay Ave.
  Mill Valley, CA 94941

Brett Andrew Douglas                              50,000             50,000                   0                  *
  8720 Birch Lane
  Prairie Village, KS 66207

Alexis Forman                                     50,000             50,000                   0                  *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Sarah Foreman                                     50,000             50,000                   0                  *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Sidney Foreman                                    50,000             50,000                   0                  *
  7729 Delmar Blvd.
  St. Louis, MO 63130

Richard M. Gerber                                100,000            100,000                   0                  *
  612 14th Street
  Manhattan Beach, CA 90266

Sol Gerber                                       100,000            100,000                   0                  *
  18855 La Amistad Pl.
  Tarzana, CA 91356

Michael D. and Beth J. Harris                    100,000            100,000                   0                  *
  5770 Dixie Bell Road
  Palm Beach Gardens, FL 33418

Seymour and Monica Kahn                          100,000            100,000                   0                  *
  213 Fowling Street
  Playa Del Rey, CA 90293

    STOCKHOLDER                               AMOUNT HELD        AMOUNT OFFERED       AMOUNT HELD       PERCENTAGE AFTER
       NAME                                 BEFORE OFFERING      IN PROSPECTUS       AFTER OFFERING         OFFERING
       ----                                 ---------------      -------------       --------------         --------
Nicole Kalhorn                                    50,000             50,000                   0                  *
  5850 Old Ranch Road
  Colorado Springs, CO 80908

Simone Kalhorn                                    50,000             50,000                   0                  *
  5850 Old Ranch Road
  Colorado Springs, CO 80908

Arthur F., III Kerckhoff                          50,000             50,000                   0                  *
  703 Graeser Road
  St. Louis, MO 63141

Christie Kerckhoff                                50,000             50,000                   0                  *
  10380 Sanndis Dr., #10
  St. Louis, MO 63146

Mark Ladd(1)                                   8,900,000            233,000           8,667,000                73.6%
  1516 East Swan Circle
  St. Louis, MO 63144

Todd Lipson,                                      50,000             50,000                   0                  *
  1039 Nooning Tree
  Chesterfield, MO 63017

Brian C. Moss,                                   100,000            100,000                   0                  *
  111 Cherrywood Parc
  O'Fallon, MO 63366

Les M. Moss,                                     100,000            100,000                   0                  *
  12395 Woodline Dr.
  St. Louis, MO 63141

Michael Moss                                     100,000            100,000                   0                  *
  935 Rosalind Road
  San Marino, CA 91108

Morris Moss                                      100,000            100,000                   0                  *
  13550 S. Outer, 4D
  Chesterfield, MO 63017

Susan Moss                                       400,000            400,000                   0                  *
  759 Cedarfield Court
  Chesterfield, MO 63017

Flavian Mueller                                  100,000            100,000                   0                  *
  360 Waycliff Drive S.
  Wayzata, MN  55391

Marilyn Nichols                                  100,000            100,000                   0                  *
  700 Talbot Avenue
  Pacifica, CA 94044

    STOCKHOLDER                               AMOUNT HELD        AMOUNT OFFERED       AMOUNT HELD       PERCENTAGE AFTER
       NAME                                 BEFORE OFFERING      IN PROSPECTUS       AFTER OFFERING         OFFERING
       ----                                 ---------------      -------------       --------------         --------
John and Barbara Olsen tenants-in-common         100,000            100,000                   0                  *
  2651 S. St. Marks Ave.
  Bellmore, NY 11710

Rickie Rubin                                      50,000             50,000                   0                  *
  703 Graeser Road
  St. Louis, MO 63141

Jeremy Ryan                                       70,000             70,000                   0                  *
  7719 Gissler
  St. Louis, MO 63117

Bradley J. Sandler                               100,000            100,000                   0                  *
  221 S. Clay Avenue, #1S
  Kirkwood, MO 63122

Lillian Sandler                                  100,000            100,000                   0                  *
  7 Clayton Hills
  Town & Country, MO 63131

Scott Sandler                                    100,000            100,000                   0                  *
  210 Equestrian Downs Dr.
  St. Peters, MO 63376

Joshua Shriber                                   100,000            100,000                   0                  *
  440 Avenue E
  Redondo, CA 90277

Larry W. and Laurie B. Shriber                   100,000            100,000                   0                  *
  1716 18th Street
  Manhattan Beach, CA 90266

Stan and Toby Arenberg Trust                     100,000            100,000                   0                  *
  2213 Midvale Avenue
  Los Angeles, CA 90064

Pat Ellis Stubbs                                  60,000             60,000                   0                  *
  1118 W. Magnolia Blvd. #501
  Burbank, CA 91506

Robert J. Wilkins                                 50,000             50,000                   0                  *
  18 Beatrice Lane
  Glen Cove, NY 11542

----------
(1) Mr. Ladd is our sole officer and director. He will be limited in his ability to sell his common stock by Rule 144 under the Securities Act of 1933. In general, Rule 144, as currently in effect, provides that any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us.
*    Less than 1%.

                              PLAN OF DISTRIBUTION

     We are not selling our common stock and will not receive any of the proceeds from the sale of our stock offered pursuant to this prospectus. We are registering for resale our selling stockholders' common stock. Our selling stockholders will have the ability to sell or otherwise publicly transfer their shares as explained above. The distribution of the common stock by the selling stockholders may be effected in one or more transactions that may take place in broker transactions, privately negotiated transactions or through sales to dealers acting as principals in the resale of the common stock.

     We are unaware of any underwriting arrangements into which our selling stockholders have entered. Any of the selling stockholders, acting alone or in concert with one another, could be considered statutory underwriters under the Securities Act, if they directly or indirectly conduct a distribution of the common stock on our behalf. Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions, discounts or concessions received by broker-dealers and any profit on the resale of the shares sold by them may be deemed to be underwriting compensation under the Securities Act. Compensation to be received by any broker-dealers and retained by the selling stockholders in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this prospectus.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholders may indemnify any broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Harris & Gilbert, LLP, West Palm Beach, Florida. Two attorneys employed by that firm own 100,000 shares of our stock.

                                    EXPERTS

     Our financial statements for the period ended June 30, 2002, appearing in this prospectus have been audited by Rogoff and Company, P.C. independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             REPORTS TO STOCKHOLDERS

     We are required to and will file quarterly, annual and other reports with the SEC. Our annual report will contain the required audited financial statements. We will provide stockholders with our annual report on Form 10-KSB at the time we send notice of our annual meeting to our stockholders. We do not intend to send our stockholders other reports we file with the SEC. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 .

     Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 by paying it fees. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website on the at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

     CARPET CLEANING DEPOT CORP.

     We have audited the accompanying balance sheet of Carpet Cleaning Depot Corp. (a development stage enterprise) as of June 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from May 23, 2002 (inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carpet Cleaning Depot Corp. as of June 30, 2000, and the results of its operations and its cash flows for the period from May 23, 2002 (inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.


New York, New York
July 18, 2002

                           CARPET CLEANING DEPOT CORP.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET
                                  JUNE 30, 2002


                                     ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                           $ 142,000
                                                                      ---------
    Total current assets                                              $ 142,000

OTHER ASSETS:

  Deferred offering costs                                                 4,222
                                                                      ---------
    Total other assets                                                    4,222
                                                                      ---------
    TOTAL ASSETS                                                      $ 146,222
                                                                      =========

                              STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:

  Common stock, $0.001 par value, 45,000,000 shares
  authorized, 11,780,000 shares issued and outstanding                $  11,780

  Preferred stock, $0.001 par value, 5,000,000 shares
  authorized, 0 shares issued and outstanding                                --

  Additional paid-in capital                                            134,693

  Deficit accumulated during the development stage                         (251)
                                                                      ---------
    TOTAL STOCKHOLDERS' EQUITY                                        $ 146,222
                                                                      =========

See Notes to Financial Statements

                           CARPET CLEANING DEPOT CORP.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS

            FOR THE PERIOD MAY 23, 2002 (INCEPTION) TO JUNE 30, 2002


OPERATING INCOME:

  Operating income                                                  $        --

    Total operating income                                                   --

OPERATING EXPENSES:

  General and administrative expenses                                       251
                                                                    -----------
    Total operating expenses                                                251
                                                                    -----------
      (Loss) from operations                                               (251)

INCOME TAX EXPENSE:

  Provision for income taxes                                                 --
                                                                    -----------
    Net (loss)                                                      $      (251)
                                                                    ===========
    Weighted average shares outstanding                               9,754,474

    Earnings (loss) per share                                       $     (0.00)

See Notes to Financial Statements

                           CARPET CLEANING DEPOT CORP.

                         A DEVELOPMENT STAGE ENTERPRISE

                        STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE PERIOD FROM MAY 23, 2002 (INCEPTION) TO JUNE 30, 2002

                                                                                                 Deficit
                                                                                               Accumulated
                                                                                Additional     During the
                                    Number of       Common        Preferred      Paid-In       Development
                                     Shares          Stock          Stock        Capital          Stage          Total
                                   -----------    -----------    -----------    -----------    -----------    -----------
BALANCE INCEPTION (MAY 23, 2002)            --    $        --    $        --    $        --    $        --    $        --

Net proceeds from the issuance
of common stock - Founder            9,000,000          9,000             --             --             --          9,000

Net proceeds from issuance of
common stock - Private Placement     2,780,000          2,780             --        134,693             --        137,473

Net income (loss) for the period
from May 23, 2002 (inception) to
June 30, 2002                               --             --             --             --           (251)          (251)
                                   -----------    -----------    -----------    -----------    -----------    -----------
BALANCE, JUNE 30, 2002              11,780,000    $    11,780    $        --    $   134,693    $      (251)   $   146,222
                                   ===========    ===========    ===========    ===========    ===========    ===========

See Notes to Financial Statements.

                           CARPET CLEANING DEPOT CORP.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM MAY 23, 2002 (INCEPTION) TO JUNE 30, 2002

CASH FLOWS FROM:

OPERATING ACTIVITIES:

  Net (loss)                                                         $    (251)

                                                                     ---------
    Net Cash (used in) operating activities                               (251)
                                                                     ---------

FINANCING ACTIVITIES:

  Deferred offering costs                                            $  (4,222)

  Issuance of common stock - founder                                     9,000

  Issuance of common stock - private placement                         137,473
                                                                     ---------
    Net Cash provided by financing activities                          142,251
                                                                     ---------
Net increase in cash and cash equivalents                              142,000

Cash and cash equivalents at beginning of period                            --
                                                                     ---------
Cash and cash equivalents at end of period                           $ 142,000
                                                                     ---------
Supplemental disclosures of cash flow information:

  CASH PAID DURING THE YEAR FOR:

  Interest                                                           $      --

  Income taxes                                                       $      --

See Notes to Financial Statements

                           CARPET CLEANING DEPOT CORP.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2002


NOTE 1: ORGANIZATION AND BUSINESS

     CARPET CLEANING DEPOT CORP. (the "Company") was incorporated on May 23, 2002, pursuant to the General Corporation Law of the State of Delaware. The Company was formed to provide carpet cleaning equipment, chemical cleaning products and carpet cleaning business training to licensees. The Company plans to supply its licensees with bulk chemical cleaning products and upgraded equipment components on an ongoing basis. The Company plans to market its business strategy through participation in industry trade shows and by placing advertisements in local newspapers located in various national regions. The Company plans to further drive its marketing efforts through a professional sales team trained to assist licensees in all phases of carpet cleaning business operations, including business development, equipment upgrades, retail product sales and inventory purchasing. The Company plans to provide its licensees with the support, training, tools and know-how to establish and implement a successful and residential carpet cleaning business.

     The Company is a development stage enterprise as defined by FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS
(SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES." The Company has not yet commenced operations. The Company's only activities to date have been its formation and raising capital. Because the Company is in the development stage, the accompanying financial statements should not be regarded as typical for normal operating periods.

NOTE 2: PRIVATE PLACEMENT OFFERING

     During the quarter ended June 30, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's securities in order to raise capital. On June 4, 2002, the Company initiated an offering of securities under an exemption pursuant to RULE 506 OF REGULATION D, "RULES GOVERNING THE LIMITED OFFER AND SALE OF SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED)" (the "Offering"). The Offering included the sale of up to 3,000,000 Shares of the Company's $0.001 par value voting Common Stock (the "Common Stock") at the offering price of $0.05 per Share, on a "best efforts" basis solely to accredited investors.

     The Offering was concluded on June 27, 2002, with subscriptions for 2,780,000 Shares of the Company's Common Stock that raised $139,000. Offering costs of $1,527, for legal fees, registration fees, printing fees and other related expenses, were charged to the Offering which raised an aggregate of $137,473 for the Company.

NOTE 3: PROPOSED PUBLIC OFFERING

     During the quarter ended June 30, 2002, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to register the Shares sold in the private placement offering, pursuant to the Securities Act of 1933 (as amended). The Company plans to file Form SB-2 with the United States Securities and Exchange Commission and, once approved, to initiate quotation on either The OTC Bulletin Board (the "OTCBB") or any other comparable quotation media.

NOTE 4: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. The Company maintains its cash in a bank deposit account at a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. The bank account, at the balance sheet date, exceeded federally insured limits. The Company has not experienced any losses on such accounts.

DEFERRED OFFERING COSTS

     Costs and fees incurred in conjunction with the proposed initial public offering (IPO) of the Company's securities pursuant to the Securities Act of 1933 (as amended) have been deferred and will be charged against the gross proceeds of the offering, if successful, or expensed to operations if the offering is abandoned.

ORGANIZATION COSTS

     Organization costs incurred in conjunction with the incorporation of the Company have been expensed to operations.

YEAR-END

     The Company has adopted a year-end of December 31 for financial statement and income tax reporting purposes.

REVENUE RECOGNITION

     Revenue is recognized when revenue is realized and has been earned.

INCOME TAXES

     The Company has adopted FINANCIAL ACCOUNTING STANDARDS BOARD (FASB) STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES," for financial statement reporting purposes. SFAS No. 109 requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share has been computed by dividing the net (loss) by the weighted average number of common stock and common stock equivalent shares outstanding.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

NOTE 5: RELATED PARTY TRANSACTIONS

REAL ESTATE LEASES

     The Company occupies space at the office of its President, located at 1516 East Swan Circle, St. Louis, Missouri 63144 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement accounted for as an operating lease.

NOTE 6: INCOME TAXES

     The Company has a net operating loss (NOL) carryforward for federal income tax purposes of $251 at June 30, 2002, available to offset income taxes in future periods until the year ended December 31, 2017. A valuation allowance has been provided against the deferred tax asset. Accordingly, the Company has not recorded an income tax expense at June 30, 2002.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets." These statements became effective on July 1, 2001 for Statement No. 141 and will become effective for the Company on August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of June 30, 2002 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

     In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligation" and on August 15, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets."

     Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

     Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement 143 is for fiscal years beginning after June 15, 2002.

     Statement No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long-lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning December 15, 2001.

     In May 2002, the Financial Accounting Standards Board issued Statement No. 145, Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Statement No. 145 eliminates Statement 4 (and Statement 64, as it amends Statement 4, which requires gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect). The criteria in APB Opinion No. 30 will now be used to classify those gains and losses. Statement No. 145 amends FASB Statement No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions.

     The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied. The Company is in the process of analyzing SFAS Statements Nos. 141 through 145. Management cannot currently assess what effect the adoption of these pronouncements will have on our financial position or results of operations.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     We have been advised that the SEC believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act and the Exchange Act. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the common stock being registered will be borne by Carpet Cleaning Depot and are estimated to be as follows:

     Registration Fee                                              $   31.13
     Printing Costs                                                        *
     Legal Fees and Expenses                                               *
     Accounting Fees and Expenses                                   5,500.00
     Blue Sky Fees and Expenses                                            *
     Miscellaneous                                                         *
                                                                   ---------
     Total                                                         $       *
                                                                   =========

----------
*    TO BE SUPPLIED BY AMENDMENT.

ITEM 26. RECENT SALES OF UNREGISTERED COMMON STOCK

     At our inception on May 23, 2002, we issued 9,000,000 shares of our common stock to Mr. Mark Ladd, our founder for $9,000. We sold the 2,780,000 shares of common stock listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. All of the investors are accredited investors. No brokers were used for this offering. No commissions or finders fees were paid.

                                                    AMOUNT OF      CONSIDERATION
          STOCKHOLDER              DATE SOLD   COMMON STOCK SOLD     RECEIVED
          -----------              ---------   -----------------     --------
Alex R. Aal                         06/18/02        100,000           $ 5,000
Brett Andrew Douglas                06/25/02         50,000           $ 2,500
Alexis Foreman                      06/20/02         50,000           $ 2,500
Sarah Foreman                       06/20/02         50,000           $ 2,500
Sidney Foreman                      06/20/02         50,000           $ 2,500
Richard M. Gerber                   06/18/02        100,000           $ 5,000
Sol Gerber                          06/17/02        100,000           $ 5,000
Seymour and Monica Kahn             06/11/02        100,000           $ 5,000
Nicole Kalhorn                      06/27/02         50,000           $ 2,500
Simone Kalhorn                      06/27/02         50,000           $ 2,500
Arthur F. Kerckhoff, III            06/27/02         50,000           $ 2,500
Christie Kerckhoff                  06/27/02         50,000           $ 2,500
Todd Lipson                         06/27/02         50,000           $ 2,500
Brian C. Moss                       06/17/02        100,000           $ 5,000
Les M. Moss                         06/17/02        100,000           $ 5,000
Michael Moss                        06/11/02        100,000           $ 5,000
Morris Moss                         06/27/02        100,000           $ 5,000
Susan Moss                          06/27/02        400,000           $20,000
Flavian Mueller                     06/11/02        100,000           $ 5,000
Marilyn Nichols                     06/25/02        100,000           $ 5,000
John and Barbara Olsen
  tenants-in-common                 06/17/02        100,000           $ 5,000
Rickie Rubin                        06/27/02         50,000           $ 2,500
Jeremy Ryan                         06/19/02         70,000           $ 3,500
Bradley J. Sandler                  06/11/02        100,000           $ 5,000
Lillian Sandler                     06/11/02        100,000           $ 5,000
Scott Sandler                       06/20/02        100,000           $ 5,000
Joshua Shriber,                     06/20/02        100,000           $ 5,000
Larry W. and Laurie B.
  Shriber, JTWROS                   06/20/02        100,000           $ 5,000
Stan and Toby Arenberg Trust        06/14/02        100,000           $ 5,000
Pat Ellis Stubbs,                   06/15/02         60,000           $ 3,000
Robert J. Wilkins                   06/17/02         50,000           $ 2,500

ITEM 27. EXHIBITS

     EXHIBIT                DESCRIPTION
     -------                -----------

       3.1          Certificate of Incorporation
       3.2          Bylaws
       4            Form of Stock Certificate
       5            Legal Opinion*
       23           Consent of Experts
       27           Financial Data Schedule

----------
*    To be filed by amendment

ITEM 28. UNDERTAKINGS

We undertake to

(1) File, during any period in which we offer or sell common stock, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the common stock offered, and the offering of the common stock at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the common stock that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, St. Louis, Missouri, on the ___ day of August, 2002.

                                       CARPET CLEANING DEPOT CORP.


                                       By: /s/ Mark Ladd
                                           -------------------------------------
                                           Mark Ladd,
                                           President and Chief Financial Officer

     In  accordance   with  the   requirements   of  the  Securities  Act,  this
registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                              TITLE                    DATE
----------                              -----                    ----

/s/ Mark Ladd
----------------------------
Mark Ladd                               Director                 August __, 2002

     YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.





                           CARPET CLEANING DEPOT CORP.






UNTIL _________, 2002 ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

    3.1             Certificate of Incorporation
    3.2             Bylaws
    4               Form of Share Certificate
    5               Legal Opinion
    23              Consent of Experts
    27              Financial Data Schedule